NEWS RELEASE

FORWARD AIR CORPORATION REPORTS SECOND QUARTER 2021 RESULTS
Reports highest ever monthly net income in the month of June
Reports highest revenue and operating income for a quarter
Guides record third quarter revenue and net income per diluted share

GREENEVILLE, Tenn.- (BUSINESS WIRE) - July 29, 2021 - Forward Air Corporation (NASDAQ:FWRD) (the “Company”, “we”, “our”, or “us”) today reported financial results for the three and six months ended June 30, 2021 as presented in the tables below on a continuing operations basis (Pool Distribution was previously reported as a discontinued operation).

Tom Schmitt, Chairman, President and CEO, commenting on second quarter results from continuing operations said, “Business momentum continued during the quarter culminating in the highest net income for the month of June. Our focus on our two rock star segments, Expedited Freight and Intermodal, as well as solid revenue management, drove our second quarter revenue, which exceeded the high end of our guidance range. Surgical collaboration with customers on selecting, handling, and pricing freight led to the highest operating income for a quarter. Net income per diluted share of $1.11 exceeded the high end of our $0.96 to $1.00 guidance range. I am very encouraged that in our second quarter we are better than in pre-pandemic 2019’s second quarter: better consolidated operating margins now. And bigger - our operating revenues are up almost 40% year-over-year. Additionally, we are working to bring back our customer’s events business in late 2021 and 2022.”

Mr. Schmitt continued, “We expect volumes in the third quarter 2021 to significantly exceed volumes for the same period of 2020. Through July, our volumes were strong year-over-year. We are guiding to a record third quarter revenue and net income per diluted share despite the impact of an investment in operational enhancements and to a lesser extent the typical slowdown in volumes in the third quarter as compared to the second quarter.”

In closing, Mr. Schmitt said, “In the second quarter, we achieved the highest revenue and operating income for a quarter in the history of the Company. I would like to thank all of our teammates for their hard work in helping to achieve this important milestone.”

Regarding the Company’s third quarter 2021 continuing operations guidance, Rebecca J. Garbrick, CFO, said, “We expect our year-over-year revenue growth will be 28% to 32%, and our net income per diluted share to be between $1.03 to $1.07, compared to $0.61 in the third quarter of 2020. The net income per diluted share outlook reflects a $0.03 per share impact from professional fees related to an operational improvement project (which will be recorded in Expedited Freight).”

Continuing Operations	Three Months Ended
(in thousands, except per share data)	June 30, 2021	June 30, 2020[1]	Change	Percent Change
Operating revenue	$420,671	$281,678	$138,993	49.3%
Income from operations	$42,124	$13,914	$28,210	202.7%
Operating margin	10.0%	4.9%	510 bps
Net income	$30,677	$9,225	$21,452	232.5%
Net income per diluted share	$1.11	$0.33	$0.78	236.4%
Cash provided by operating activities	$22,748	$29,101	$(6,353)	(21.8)%

Non-GAAP Financial Measures: [2]
EBITDA	$51,538	$23,327	$28,211	120.9%
Free cash flow	$17,517	$17,806	$(289)	(1.6)%

[1] Results for the three months ended June 30, 2020 include several non-recurring items including a $2.1 million gain from changes in fair value on an earn-out due to the timing of expected new business wins, partially offset by $1.0 million of severance and $0.7 million in reserves for customers negatively impacted by COVID-19.

2 EBITDA and free cash flow are non-GAAP financial measures and reconciliations of these non-GAAP financial measures are provided in the below financial tables.

Continuing Operations	Six Months Ended
(in thousands, except per share data)	June 30, 2021[1]	June 30, 2020[2]	Change	Percent Change
Operating revenue	$782,873	$587,235	$195,638	33.3%
Income from operations	$64,848	$29,687	$35,161	118.4%
Operating margin	8.3%	5.1%	320 bps
Net income	$47,391	$20,641	$26,750	129.6%
Net income per diluted share	$1.71	$0.72	$0.99	137.5%
Cash provided by operating activities	$39,661	$59,929	$(20,268)	(33.8)%

Non-GAAP Financial Measures: [3]
EBITDA	$83,499	$48,434	$35,065	72.4%
Free cash flow	$32,400	$46,703	$(14,303)	(30.6)%

[1] Results for the six months ended June 30, 2021 includes a $7.0 million charge for professional fees related to cyber security and shareholder engagement activities.
[2] Results for the six months ended June 30, 2020 include several non-recurring items including a $2.7 million gain from changes in fair value on an earn-out due to the timing of expected new business wins, partially offset by $1.0 million of severance and $0.7 million in reserves for customers negatively impacted by COVID-19.

3 EBITDA and free cash flow are non-GAAP financial measures and reconciliations of these non-GAAP financial measures are provided in the below financial tables.

On July 27, 2021, our Board of Directors declared a quarterly cash dividend of $0.21 per share of common stock. The dividend is payable to shareholders of record at the close of business on August 20, 2021 and is expected to be paid on September 9, 2021. This quarterly dividend is made pursuant to a cash dividend policy approved by the Board of Directors, which anticipates a total annual dividend of $0.84 for the full year 2021, payable in quarterly increments of $0.21 per share of common stock. The actual declaration of future cash dividends, and the establishment of record and payment dates, is subject to final determination by the Board of Directors each quarter after its review of the Company’s financial performance and position.

The Board approved a strategy to divest the Pool Distribution business (“Pool”) on April 23, 2020, and the sale of Pool was completed on February 12, 2021. Accordingly, the results of operations and cash flows for Pool have been presented as a discontinued operation and have been excluded from continuing operations in this release for all periods presented. In addition, Pool assets and liabilities were reflected as “held for sale” on the Condensed Consolidated Balance Sheets in this press release for the prior period.

Review of Financial Results
Forward Air will hold a conference call to discuss second quarter 2021 results on Friday, July 30, 2021 at 9:00 a.m. EDT. The Company’s conference call will be available online on the Investor Relations portion of the Company’s website at www.forwardaircorp.com, or by dialing (844) 867-6169, Access Code: 1588037.

A replay of the conference call will be available on the Investor Relations portion of the Company’s website at www.forwardaircorp.com, which we use as a primary mechanism to communicate with our investors. Investors are urged to monitor the Investors Relations portion of the Company’s website to easily find or navigate to current and pertinent information about us.

About Forward Air Corporation
Forward Air is a leading asset-light freight and logistics company that provides services across the United States and Canada. We provide expedited less-than-truckload (“LTL”) services, including local pick-up and delivery, shipment consolidation/deconsolidation, warehousing, and customs brokerage by utilizing a comprehensive national network of terminals; final mile services, including delivery of heavy-bulky freight; truckload brokerage services, including dedicated fleet services, high-security and temperature-controlled logistics services; intermodal first-and last-mile high-value drayage services both to and from seaports and railheads, dedicated contract and Container Freight Station warehouse and handling services; and pool distribution services, including high-frequency handling and distribution of time sensitive product to numerous destinations within a specific geographic region. For more information, visit our website at www.forwardaircorp.com.

Forward Air Corporation
Condensed Consolidated Statements of Comprehensive Income
(Unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Operating revenue:
Expedited Freight	$351,735	$235,658	$655,921	$489,287
Intermodal	69,133	46,428	127,647	98,888
Eliminations and other operations	(197)	(408)	(695)	(940)
Operating revenue	420,671	281,678	782,873	587,235
Operating expenses:
Purchased transportation	215,217	142,069	399,825	292,667
Salaries, wages and employee benefits	84,641	63,772	159,538	133,331
Operating leases	20,370	17,387	39,537	35,271
Depreciation and amortization	9,414	9,413	18,651	18,747
Insurance and claims	10,891	7,722	20,632	17,766
Fuel expense	4,059	2,519	7,761	6,532
Other operating expenses	33,955	24,882	72,081	53,234
Total operating expenses	378,547	267,764	718,025	557,548
Income (loss) from continuing operations:
Expedited Freight	34,688	11,753	59,218	26,933
Intermodal	8,386	4,413	12,895	8,126
Other Operations	(950)	(2,252)	(7,265)	(5,372)
Income from continuing operations	42,124	13,914	64,848	29,687
Other expense:
Interest expense	(1,323)	(1,198)	(2,488)	(2,051)
Total other expense	(1,323)	(1,198)	(2,488)	(2,051)
Income before income taxes	40,801	12,716	62,360	27,636
Income tax expense	10,124	3,491	14,969	6,995
Net income from continuing operations	30,677	9,225	47,391	20,641
Loss from discontinued operation, net of tax	—	(6,071)	(5,533)	(9,112)
Net income and comprehensive income	$30,677	$3,154	$41,858	$11,529

Net income per share:
Basic net income (loss) per share
Continuing operations	$1.12	$0.33	$1.72	$0.72
Discontinued operation	—	(0.22)	(0.20)	(0.31)
Net income per share	$1.12	$0.11	$1.52	$0.41

Diluted net income (loss) per share
Continuing operations	$1.11	$0.33	$1.71	$0.72
Discontinued operation	—	(0.22)	(0.20)	(0.32)
Net income per share	$1.11	$0.11	$1.51	$0.40
Dividends per share	$0.21	$0.18	$0.42	$0.36

Expedited Freight Segment Information
(In thousands)
(Unaudited)

	Three Months Ended
	June 30, 2021	Percent of Revenue	June 30, 2020	Percent of Revenue	Change	Percent Change
Operating revenue:
Network[1]	$210,088	59.7%	$134,172	56.9%	$75,916	56.6%
Truckload	56,968	16.2	41,855	17.8	15,113	36.1
Final Mile	69,883	19.9	53,427	22.7	16,456	30.8
Other	14,796	4.2	6,204	2.6	8,592	138.5
Total operating revenue	351,735	100.0	235,658	100.0	116,077	49.3

Operating expenses:
Purchased transportation	191,648	54.5	127,478	54.1	64,170	50.3
Salaries, wages and employee benefits	67,560	19.2	50,508	21.4	17,052	33.8
Operating leases	14,868	4.2	13,338	5.7	1,530	11.5
Depreciation and amortization	6,779	1.9	6,740	2.9	39	0.6
Insurance and claims	8,385	2.4	5,715	2.4	2,670	46.7
Fuel expense	2,147	0.6	1,406	0.6	741	52.7
Other operating expenses	25,660	7.3	18,720	7.9	6,940	37.1
Total operating expenses	317,047	90.1	223,905	95.0	93,142	41.6
Income from operations	$34,688	9.9%	$11,753	5.0%	$22,935	195.1%

[1]Network revenue is comprised of all revenue, including linehaul, pickup and/or delivery, and fuel surcharge revenue, excluding accessorial, Truckload and Final Mile revenue.

Expedited Freight Operating Statistics

	Three Months Ended
	June 30, 2021	June 30, 2020	Percent Change

Business days	64	64	—%

Tonnage [1,2]
Total pounds	728,191	522,031	39.5
Pounds per day	11,378	8,157	39.5

Shipments [1,2]
Total shipments	1,096	963	13.8
Shipments per day	17.1	15.0	14.0

Weight per shipment	664	542	22.5

Revenue per hundredweight [3]	$28.63	$26.32	8.8
Revenue per hundredweight, ex fuel [3]	$24.68	$23.09	6.9

Revenue per shipment [3]	$191.89	$139.30	37.8
Revenue per shipment, ex fuel [3]	$165.62	$121.77	36.0

Network revenue from door-to-door shipments as a percentage of network revenue [3,4]	51.3%	49.9%	2.8

1 In thousands
[2] Excludes accessorial, Truckload and Final Mile products
[3] Includes intercompany revenue between the Network and Truckload revenue streams
[4] Door-to-door shipments include all shipments with a pickup and/or delivery

Intermodal Segment Information
(In thousands)
(Unaudited)

	Three Months Ended
	June 30, 2021	Percent of Revenue	June 30, 2020	Percent of Revenue	Change	Percent Change
Operating revenue	$69,133	100.0%	$46,428	100.0%	$22,705	48.9%

Operating expenses:
Purchased transportation	23,767	34.4	14,904	32.1	8,863	59.5
Salaries, wages and employee benefits	16,230	23.5	11,728	25.3	4,502	38.4
Operating leases	5,500	8.0	4,045	8.7	1,455	36.0
Depreciation and amortization	2,612	3.8	2,648	5.7	(36)	(1.4)
Insurance and claims	2,355	3.4	1,789	3.9	566	31.6
Fuel expense	1,912	2.8	1,113	2.4	799	71.8
Other operating expenses	8,371	12.1	5,788	12.5	2,583	44.6
Total operating expenses	60,747	87.9	42,015	90.5	18,732	44.6
Income from operations	$8,386	12.1%	$4,413	9.5%	$3,973	90.0%

Intermodal Operating Statistics

	Three Months Ended
	June 30, 2021	June 30, 2020	Percent Change

Drayage shipments	96,805	68,974	40.3%
Drayage revenue per shipment	$618	$556	11.2%
Number of locations	29	24	20.8%

Forward Air Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)
	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$50,844	$40,254
Accounts receivable, net	209,187	156,490
Other receivables	16,999	—
Other current assets	19,982	28,150
Current assets held for sale	—	21,002
Total current assets	297,012	245,896

Property and equipment	383,155	380,519
Less accumulated depreciation and amortization	196,168	190,652
Total property and equipment, net	186,987	189,867
Operating lease right-of-use assets	148,651	123,338
Goodwill	254,993	244,982
Other acquired intangibles, net of accumulated amortization	145,813	145,032
Other assets	48,385	45,181
Noncurrent assets held for sale	—	53,097
Total assets	$1,081,841	$1,047,393

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$43,655	$38,371
Accrued expenses	70,894	51,264
Other current liabilities	6,813	10,580
Current portion of debt and finance lease obligations	1,867	1,801
Current portion of operating lease liabilities	46,042	43,680
Current liabilities held for sale	—	25,924
Total current liabilities	169,271	171,620

Debt and finance lease obligations, less current portion	161,729	117,408
Operating lease liabilities, less current portion	103,280	80,346
Other long-term liabilities	55,741	54,129
Deferred income taxes	41,471	41,986
Noncurrent liabilities held for sale	—	34,575

Shareholders’ equity:
Common stock	271	273
Additional paid-in capital	252,466	242,916
Retained earnings	297,612	304,140
Total shareholders’ equity	550,349	547,329
Total liabilities and shareholders’ equity	$1,081,841	$1,047,393

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Three Months Ended
	June 30, 2021	June 30, 2020
Operating activities:
Net income from continuing operations	$30,677	$9,225
Adjustments to reconcile net income of continuing operations to net cash provided by operating activities of continuing operations
Depreciation and amortization	9,414	9,413
Change in fair value of earn-out liability	(337)	(2,108)
Share-based compensation expense	2,981	2,429
Provision for revenue adjustments	1,748	745
Deferred income tax (benefit) expense	(67)	3,443
Other	97	962
Changes in operating assets and liabilities, net of effects from the purchase of acquired businesses:
Accounts receivable	(22,995)	(61)
Other receivables	(152)	—
Other current and noncurrent assets	(339)	(2,455)
Accounts payable and accrued expenses	1,721	7,508
Net cash provided by operating activities of continuing operations	22,748	29,101

Investing activities:
Proceeds from sale of property and equipment	649	268
Purchases of property and equipment	(5,880)	(11,563)
Purchases of a business, net of cash acquired	(7,543)	—
Net cash used in investing activities of continuing operations	(12,774)	(11,295)

Financing activities:
Repayments of finance lease obligations	(487)	(340)
Proceeds from revolving credit facility	45,000	—
Payment of earn-out liability	—	(5,284)
Proceeds from issuance of common stock upon stock option exercises	1,423	—
Payments of dividends to stockholders	(5,768)	(5,037)
Repurchases of common stock	(23,994)	—
Proceeds from common stock issued under employee stock purchase plan	388	294
Payment of minimum tax withholdings on share-based awards	(88)	(614)
Contributions from (distributions to) subsidiary held for sale	—	(3,154)
Net cash provided by (used in) financing activities from continuing operations	16,474	(14,135)
Net increase in cash of continuing operations	26,448	3,671

Cash from discontinued operation:
Net cash used in operating activities of discontinued operation	—	(3,010)
Net cash provided by (used in) investing activities of discontinued operation	—	(144)
Net cash (used in) provided by financing activities of discontinued operation	—	3,154
Net increase in cash and cash equivalents	26,448	3,671
Cash and cash equivalents at beginning of period of continuing operations	24,396	77,245
Cash at beginning of period of discontinued operation	—	—
Net increase in cash and cash equivalents	26,448	3,671
Less: cash at end of period of discontinued operation	—	—
Cash and cash equivalents at end of period of continuing operations	$50,844	$80,916

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Six Months Ended
	June 30, 2021	June 30, 2020
Operating activities:
Net income from continuing operations	$47,391	$20,641
Adjustments to reconcile net income of continuing operations to net cash provided by operating activities of continuing operations
Depreciation and amortization	18,651	18,747
Change in fair value of earn-out liability	(385)	(2,702)
Share-based compensation expense	5,578	5,507
Provision for revenue adjustments	3,525	1,787
Deferred income tax (benefit) expense	(572)	4,668
Other	189	697
Changes in operating assets and liabilities, net of effects from the purchase of acquired businesses:
Accounts receivable	(51,018)	2,979
Other receivables	(13,491)	—
Other current and noncurrent assets	6,746	(29)
Accounts payable and accrued expenses	23,047	7,634
Net cash provided by operating activities of continuing operations	39,661	59,929

Investing activities:
Proceeds from sale of property and equipment	1,314	988
Purchases of property and equipment	(8,575)	(14,214)
Purchase of a business, net of cash acquired	(22,543)	(55,931)
Net cash used in investing activities of continuing operations	(29,804)	(69,157)

Financing activities:
Repayments of finance lease obligations	(954)	(676)
Proceeds from revolving credit facility	45,000	65,000
Payment of earn-out liability	—	(5,284)
Proceeds from issuance of common stock upon stock option exercises	3,570	—
Payments of dividends to stockholders	(11,565)	(10,087)
Repurchases of common stock	(33,992)	(15,259)
Proceeds from common stock issued under employee stock purchase plan	388	294
Payment of minimum tax withholdings on share-based awards	(2,832)	(3,286)
Contributions from (distributions to) subsidiary held for sale	1,118	(5,307)
Net cash provided by financing activities from continuing operations	733	25,395
Net increase in cash and cash equivalents of continuing operations	10,590	16,167

Cash from discontinued operation:
Net cash used in operating activities of discontinued operation	(6,902)	(4,672)
Net cash provided by (used in) investing activities of discontinued operation	8,020	(635)
Net cash (used in) provided by financing activities of discontinued operation	(1,118)	5,307
Net increase in cash and cash equivalents	10,590	16,167
Cash and cash equivalents at beginning of period of continuing operations	40,254	64,749
Cash at beginning of period of discontinued operation	—	—
Net increase in cash and cash equivalents	10,590	16,167
Less: cash at end of period of discontinued operation	—	—
Cash and cash equivalents at end of period of continuing operations	$50,844	$80,916

Forward Air Corporation Reconciliation of Non-GAAP Financial Measures

In this press release, the Company uses non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with GAAP. The Company believes that meaningful analysis of its financial performance requires an understanding of the factors underlying that performance, including an understanding of items that are non-operational. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions as well as evaluating the Company’s performance.

For the three and six months ended June 30, 2021 and 2020, this press release contains the following non-GAAP financial measures: earnings before interest, taxes, depreciation and amortization (“EBITDA”) and free cash flow. All non-GAAP financial measures are presented on a continuing operations basis.

The Company believes that EBITDA from continuing operations improves comparability from period to period by removing the impact of its capital structure (interest and financing expenses), asset base (depreciation and amortization) and tax impacts. The Company believes that free cash flow from continuing operations is an important measure of its ability to repay maturing debt or fund other uses of capital that it believes will enhance stockholder value.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s financial results prepared in accordance with GAAP. Non-GAAP financial information does not represent a comprehensive basis of accounting. As required by the Securities and Exchange Act of 1933 and the rules and regulations promulgated thereunder, the Company has included, for the periods indicated, a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure.

The following is a reconciliation of net income from continuing operations to EBITDA from continuing operations for the three and six months ended June 30, 2021 and 2020 (in thousands):

	Three Months Ended		Six Months Ended
Continuing Operations	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net income	$30,677	$9,225	$47,391	$20,641
Interest expense	1,323	1,198	2,488	2,051
Income tax expense	10,124	3,491	14,969	6,995
Depreciation and amortization	9,414	9,413	18,651	18,747
EBITDA	$51,538	$23,327	$83,499	$48,434

The following is a reconciliation of net cash provided by operating activities of continuing operations to free cash flow from continuing operations for the three and six months ended June 30, 2021 and 2020 (in thousands):

	Three Months Ended		Six Months Ended
Continuing Operations	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net cash provided by operating activities	$22,748	$29,101	$39,661	$59,929
Proceeds from sale of property and equipment	649	268	1,314	988
Purchases of property and equipment	(5,880)	(11,563)	(8,575)	(14,214)
Free cash flow	$17,517	$17,806	$32,400	$46,703

The following information is provided to supplement this press release.

Three Months Ended
Actual - Continuing Operations	June 30, 2021
Net income from continuing operations	$30,677
Income allocated to participating securities	(256)
Numerator for diluted income per share - net income	$30,421

Weighted-average shares outstanding - diluted	27,415
Diluted net income per share	$1.11

Projected	Full year 2021
Projected tax rate - continuing operations	24.8%

Projected purchases of property and equipment, net of proceeds from sale of property and equipment[1]	$43,000
[1] Includes $23,500 for the Columbus, Ohio hub expansion

Projected	December 31, 2021
Projected weighted-average shares outstanding - diluted	26,800

Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements included in this press release relate to expected third quarter 2021 revenue growth, net income per diluted share and volume, expectations regarding increased momentum in our business, and the future declaration of dividends.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, the COVID-19 pandemic, our ability to manage our growth and ability to grow, in part, through acquisitions, while being able to successfully integrate such acquisitions, our ability to secure terminal facilities in desirable locations at reasonable rates, more limited liquidity than expected which limits our ability to make key investments, the creditworthiness of our customers and their ability to pay for services rendered, our inability to maintain our historical growth rate because of a decreased volume of freight or decreased average revenue per pound of freight moving through our network, the availability and compensation of qualified Leased Capacity Providers and freight handlers as well as contracted, third-party carriers needed to serve our customers’ transportation needs, our inability to manage our information systems and inability of our information systems to handle an increased volume of freight moving through our network, the occurrence of cybersecurity risks and events, market acceptance of our service offerings, claims for property damage, personal injuries or workers’ compensation, enforcement of and changes in governmental regulations, environmental, tax, insurance and accounting matters, the handling of hazardous materials, changes in fuel prices, loss of a major customer, increasing competition and pricing pressure, our dependence on our senior management team and the potential effects of changes in employee status, seasonal trends, the occurrence of certain weather events, restrictions in our charter and bylaws and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2020.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SOURCE: Forward Air Corporation

Forward Air Corporation
Brandon Hammer, 423-636-7173
bhammer@forwardair.com